As filed with the Securities and Exchange Commission on September 25, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Blue Hat Interactive Entertainment Technology

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7th Floor, Building C, No. 1010 Anling Road

Huli District, Xiamen, China 361009

86-592-228-0081
(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

302-738-6680
(Name, address and telephone number of agent for service)

with a copy to:

Elizabeth Fei Chen, Esq.
Pryor Cashman LLP
7 Times Square
New York, NY 10036
(212) 326 0199

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (1)(3)	Amount of registration fee
Ordinary shares, par value $0.001 per share (4)
Preferred shares
Warrants
Subscription rights (4)
Debt securities
Units (5)
Total			$50,000,000	$6,490.00

(1)	There are being registered hereunder such indeterminate number of ordinary shares, such indeterminate number of preferred shares, such indeterminate number of warrants, such indeterminate number of subscription rights, such indeterminate number of debt securities and such indeterminate number of units as will have an aggregate initial offering price not to exceed $50,000,000, or if any securities are issued in any non-United States currency units, the equivalent thereof in non-United States currencies. This registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $50,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(2)	The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o), in the case of securities being offered by the Registrant of Regulation C under the Securities Act of 1933, as amended.

(4)	Rights evidencing the right to purchase ordinary shares or debt securities.

(5)	Units may consist of any combination of the securities registered hereunder.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the post-effective amendment to registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 25, 2020

PROSPECTUS

$50,000,000

Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Debt Securities
Units

We may offer ordinary shares, par value $0.001 per share, preferred shares, warrants, subscription rights, debt securities and/or units from time to time. When we decide to sell securities, we will provide specific terms of the offered securities, including the offering prices of the securities, in a prospectus supplement. The securities offered by us pursuant to this prospectus will have an aggregate public offering price of up to $50,000,000.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “BHAT”. As of September 22, 2020, the last reported sale price for our ordinary shares was $1.02 per share. As of that date, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was approximately $12,319,013 based on 35,722,984 shares of our outstanding ordinary shares, of which approximately 12,077,464 shares were held by non-affiliates. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” in Item 3(D) of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus, the “Risk Factors” beginning on page 9 of this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2020

i

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our ordinary shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Overview

We are a producer, developer and operator of augmented reality (AR) interactive entertainment games and toys in China, including interactive educational materials, mobile games, and toys with mobile game features. Our mobile-connected entertainment platform enables us to connect physical items to mobile devices through wireless technologies, creating a unique interactive user experience. Our goal is to create a rich visual and interactive environment for users through the integration of real objects and virtual scenery. We believe this combination provides users with a more natural form of human-computer interaction and enhances users’ perception of reality, thus providing a more diversified entertainment experience. By leveraging our strong technological capabilities and infrastructure, we believe we are able to deliver a superior user experience and conduct our operations in a highly efficient manner.

The core of our business is our proprietary technology. Our patents, trademarks, copyrights, and other intellectual property rights serve to distinguish our products, protect our products from infringement, and contribute to our competitive advantages. To secure the value of our technology and developments, we are aggressive in pursuing a combination of patent, trademark and copyright protection for our proprietary technologies. As of September 11, 2020, our intellectual property portfolio included 199 authorized patents, 1 applications for PCT international patents, 645 artistic copyrights, 37 patents pending in various stages of the application process, 13 applications for PCT international patents, 95 registered trademarks and 29 software copyrights.

We strive to create an engaging, interactive and immersive community for users of our products. The majority of our users are among the young Chinese generation between the ages of 3 and 23, although many of our products appeal to users outside of this demographic. We intend to further penetrate the Chinese market with new products that will target users in the range of ages 14 and above. Specifically, our strategies include marketing Fidolle, a ball-jointed “smart doll”, and QI, a gaming and entertainment platform designed for both family home use and amusement arcades. We believe our high-quality content is a magnet for users with common interests to connect and share their passion on our platform, which helps to cultivate a strong sense of belonging, effectively strengthening our user retention.

Our Business

We currently offer the following primary AR interactive product lines: AR Racer, AR Crazy Bug (previously named “AR Need a Spanking”), AR 3D Magic Box, AR Dinosaur, “Talking Tom and Friends” Bouncing Bubble, and Immersive Education Classes.

AR Racer

AR Racer is a car-racing mobile game played using a physical toy car stuck onto the user’s mobile device screen using non-adhesive materials. Blue Hat’s photosensitive recognition technology allows the toy car to be used as a controller, so that users can virtually race one another via the simulated racing track, as well as engage in individual races.

AR Crazy Bug (previously named “AR Need a Spanking”)

AR Crazy Bug is an exciting combat game played using a ladybug-shaped electronic toy. Blue Hat’s infrared induction technology allows the user to control the toy’s movement via their mobile device for game play in battle dynamics, while simultaneously moving the toy in reality. The mobile device shows virtual enemies while also capturing the position of the toy in the real world, allowing the user to approach or escape its combatants.

AR 3D Magic Box

AR 3D Magic Box has the unique ability to transport children’s drawings into diverse backgrounds, giving the user a discovery-based experience. AR 3D Magic Box uses AR recognition technology to allow children to draw shapes or objects onto a physical card while the mobile game captures the drawings and animates them onto a set background, for example, under the sea.

AR Dinosaur

AR Dinosaur is an educational toy that comes in a variety of five different types of dinosaur, each of which has their own personality and emotions. Through interacting with the toy and its accompanying mobile app, children can learn a wealth of information about dinosaurs. The product comes with five physical “AR cards”, which when placed under the toy will activate its AR features.

“Talking Tom and Friends” Bouncing Bubble

Bouncing Bubble is a product designed using environmentally-friendly and toxic-free liquid, allowing for larger, stronger bubbles that won’t easily pop. Children can bounce these bubbles using a paddle or gloves as if they were ping pong balls. The new “Talking Tom and Friends” Bouncing Bubble product range features images of characters from the universe of the globally renowned “Talking Tom and Friends” media franchise.

Immersive Education Classes

Immersive Education Classes is Blue Hat’s range of immersive educational products that utilize AR technology to create a dynamic and engaging model for teaching in China’s preschools, including “Smart Screen Immersive Education Classes”, “Smart Immersive Physical Education Classes” and “Smart Immersive Cognitive Education Classes.” The three products are suitable for different teaching scenarios, and can be used independently or together with one another to promote children’s overall development.

“Smart Screen Immersive Education Classes” use a projector to cast education-related content and games onto the classroom wall. Activities featured within the product aim to improve students’ hand-eye coordination and analytical abilities, and students are guided by teachers trained in the product’s use. After students have completed a task, their results are shown on the screen and specific feedback for improvement is provided.

“Smart Immersive Physical Education Classes” integrate a projector and motion-capture system to project activities and games onto the floor of the teaching area. Students who participate in activities are required to imitate movements and react in time, while competing or coordinating with others for the best score. Data is analyzed simultaneously for each student, with feedback, including scores and suggestions for improvement, that can be reviewed by teachers and parents. All activities are carefully guided by teachers trained in the product’s use.

“Smart Immersive Cognitive Education Classes” offer a wide variety of AR-enabled tasks designed to exercise the cognitive abilities of children between the ages of three and six years old by projecting images and activities onto a classroom tabletop. As the images projected on the tabletop react to children’s movements, they can learn for themselves, with feedback, including scores and suggestions for improvement, projected onto the table after completion. A tabletop can be used by up to six children at one time, supporting both independent learning and group activities or competitions. The product’s content has been designed by our in-house team of educational experts and all activities are carefully guided by teachers trained in the product’s use.

Corporate History and Structure

We are a holding company incorporated on June 13, 2018, under the laws of the Cayman Islands, or Blue Hat Cayman. We have no substantive operations other than holding all of the issued and outstanding shares of Brilliant Hat Limited, or Blue Hat BVI, established under the laws of the British Virgin Islands on June 26, 2018.

Blue Hat BVI is also a holding company holding all of the outstanding equity of Blue Hat Interactive Entertainment Technology Limited, or Blue Hat HK, which was established in Hong Kong on June 26, 2018. Blue Hat HK is also a holding company holding all of the outstanding equity of Xiamen Duwei Consulting Management Co., Ltd., or Blue Hat WFOE, which was established on July 26, 2018 under the laws of the PRC.

We, through our variable interest entity, or VIE, Fujian Blue Hat Interactive Entertainment Technology Ltd., or Blue Hat Fujian, a PRC company, and through its wholly owned subsidiaries, including Hunan Engaomei Animation Culture Development Co., Ltd., or Blue Hat Hunan, and Shenyang Qimengxing Trading Co., Ltd., or Blue Hat Shenyang, each a PRC company, engage in designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features worldwide.

On September 18, 2017, Blue Hat Fujian formed a joint venture with Xiamen Youth Education Development Co., Ltd. and Youying Wang, contributing a 48.5% equity interest in Fujian Youth Hand in Hand Educational Technology Co., Ltd., or Fujian Youth, a PRC company. As of December 31, 2018 and December 31, 2019, Fujian Youth had no operations.

On January 25, 2018, Blue Hat Fujian established its wholly owned subsidiary, Chongqing Lanhui Technology Co. Ltd., or Blue Hat Chongqing, a PRC company. As of December 31, 2019, Blue Hat Chongqing had no operations.

On September 10, 2018, Blue Hat Fujian established its wholly owned subsidiary, Pingxiang Blue Hat Technology Co. Ltd., or Blue Hat Pingxiang, a PRC company. Blue Hat Pingxiang also engages in designing, producing, promoting and selling interactive toys with mobile games features, original intellectual property and peripheral derivatives features worldwide.

On September 20, 2018, Blue Hat Fujian formed a joint venture with Fujian Jin Ge Tie Ma Information Technology Co., Ltd., contributing a 20.0% equity interest in Xiamen Blue Wave Technology Co. Ltd., or Xiamen Blue Wave, a PRC company.

On October 16, 2018, Blue Hat Fujian formed a joint venture with Renchao Huyu (Shanghai) Culture Development Co. Ltd., contributing a 49% ownership interest in Renchao Huyu (Shanghai) Culture Propagation Co. Ltd., or Renchao Huyu, with the remaining 51% ownership owned by Renchao Huyu (Shanghai) Culture Development Co. Ltd.

On November 13, 2018, Blue Hat Cayman completed a reorganization of entities under common control of its then existing shareholders, who collectively owned a majority of the equity interests of Blue Hat Cayman prior to the reorganization. Blue Hat Cayman, Blue Hat BVI, and Blue Hat HK were established as the holding companies of Blue Hat WFOE. Blue Hat WFOE is the primary beneficiary of Blue Hat Fujian and its subsidiaries, and all of these entities included in Blue Hat Cayman are under common control which results in the consolidation of Blue Hat Fujian and subsidiaries which have been accounted for as a reorganization of entities under common control at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the consolidated financial statements.

The charts below summarize our corporate legal structure and identify our subsidiaries, our VIE and its subsidiaries:

Name	Background	Ownership
Brilliant Hat Limited	• A British Virgin Islands company • Incorporated on June 26, 2018 • A holding company	100% owned by Blue Hat Interactive Entertainment Technology
Blue Hat Interactive Entertainment Technology Limited	• A Hong Kong company • Incorporated on June 26, 2018 • A holding company	100% owned by Brilliant Hat Limited
Xiamen Duwei Consulting Management Co., Ltd.	• A PRC limited liability company and deemed a wholly foreign owned enterprise, or WFOE • Incorporated on July 26, 2018 • Registered capital of $ 736,073 (RMB 5,000,000) • A holding company	100% owned by Blue Hat Interactive Entertainment Technology Limited
Fujian Blue Hat Interactive Entertainment Technology Ltd.

•     A PRC limited liability company

•     Incorporated on January 7, 2010

•     Registered capital of $4,697,526 (RMB 31,054,000)

•     Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.

VIE of Blue Hat Xiamen Duwei Consulting Management Co., Ltd.
Hunan Engaomei Animation Culture Development Co., Ltd.

•     A PRC limited liability company

•     Incorporated on October 19, 2017

•     Registered capital of $302,540 (RMB 2,000,000)

•     Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.

100% owned by Fujian Blue Hat Interactive Entertainment Technology Ltd.
Shenyang Qimengxing Trading Co., Ltd.

•     A PRC limited liability company

•     Incorporated on July 27, 2017

•     Registered capital of $302,540 (RMB 2,000,000)

•     Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.

100% owned by Fujian Blue Hat Interactive Entertainment Technology Ltd.
Chongqing Lanhui Technology Co. Ltd.

•     A PRC limited liability company

•     Incorporated on January 25, 2018

•     Registered capital of $302,540 (RMB 2,000,000)

•     Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.

100% owned by Fujian Blue Hat Interactive Entertainment Technology Ltd.
Pingxiang Blue Hat Technology Co. Ltd.

•     A PRC limited liability company

•     Incorporated on September 10, 2018

•     Registered capital of $302,540 (RMB 2,000,000)

•     Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.

100% owned by Fujian Blue Hat Interactive Entertainment Technology Ltd.

Contractual Arrangements

Due to legal restrictions on foreign ownership and investment in, among other areas, the production, development and operation of AR interactive entertainment games and toys in China, including interactive educational materials, mobile games, and toys with mobile game features, we operate our businesses in which foreign investment is restricted or prohibited in the PRC through certain PRC domestic companies. As such, Blue Hat Fujian is controlled through contractual arrangements in lieu of direct equity ownership by us or any of our subsidiaries. Such contractual arrangements consist of a series of three agreements, along with shareholders’ powers of attorney, or POAs, and irrevocable commitment letters, or collectively, the Contractual Arrangements, which were signed on November 13, 2018.

The significant terms of the Contractual Arrangements are as follows:

Exclusive Business Cooperation Agreement

Pursuant to the exclusive business cooperation agreement between Blue Hat WFOE and Blue Hat Fujian, Blue Hat WFOE has the exclusive right to provide Blue Hat Fujian with technical support services, consulting services and other services, including technical support, technical assistance, technical consulting, and professional training necessary for Blue Hat Fujian’s operation, network support, database support, software services, business management consulting, grant use rights of intellectual property rights, lease hardware and device, provide system integration service, research and development of software and system maintenance, provide labor support and to develop the related technologies based on Blue Hat Fujian’s needs. In exchange, Blue Hat WFOE is entitled to a service fee that equals to all of the consolidated net income after offsetting previous year’s loss (if any) of Blue Hat Fujian. The service fee may be adjusted by Blue Hat WFOE based on the actual scope of services rendered by Blue Hat WFOE and the operational needs and expanding demands of Blue Hat Fujian.

Pursuant to the exclusive business cooperation agreement, Blue Hat WFOE has the unilateral right to adjust the service fee at any time, and Blue Hat Fujian has no right to adjust the service fee. We believe that such conditions under which the service fee may be adjusted will be primarily based on the needs of Blue Hat Fujian to operate and develop its business in the AR market. For example, if Blue Hat Fujian needs to expand its business, increase research input or consummate mergers or acquisitions in the future, Blue Hat WFOE has the right to decrease the amount of the service fee, which would allow Blue Hat Fujian to have additional capital to operate and develop its business in the AR market.

The exclusive business cooperation agreement remains in effect for 10 years until November 13, 2028 and shall be automatically renewed for one year at the expiration date of the validity term. However, Blue Hat WFOE has the right to terminate this agreement upon giving 30 days’ prior written notice to Blue Hat Fujian at any time.

Call Option Agreements

Pursuant to the call option agreements, among Blue Hat WFOE, Blue Hat Fujian and the shareholders who collectively owned all of Blue Hat Fujian, such shareholders jointly and severally grant Blue Hat WFOE an option to purchase their equity interests in Blue Hat Fujian. The purchase price shall be the lowest price then permitted under applicable PRC laws. Blue Hat WFOE or its designated person may exercise such option at any time to purchase all or part of the equity interests in Blue Hat Fujian until it has acquired all equity interests of Blue Hat Fujian, which is irrevocable during the term of the agreements.

The call option agreements remains in effect for 10 years until November 13, 2028 and shall be automatically renewed for one year at the expiration date of the validity term. However, Blue Hat WFOE has the right to terminate these agreements upon giving 30 days’ prior written notice to Blue Hat Fujian at any time.

Equity Pledge Agreement

Pursuant to the equity pledge agreement among the shareholders who collectively owned all of Blue Hat Fujian, such shareholders pledge all of the equity interests in Blue Hat Fujian to Blue Hat WFOE as collateral to secure the obligations of Blue Hat Fujian under the exclusive business cooperation agreement and call option agreements. These shareholders are prohibited or may not transfer the pledged equity interests without prior consent of Blue Hat WFOE unless transferring the equity interests to Blue Hat WFOE or its designated person in accordance to the call option agreements.

The equity pledge agreement shall come into force the date on which the pledged interests is recorded, which is three days after signing of the Agreement on November 13, 2018, under Blue Hat Fujian’s register of shareholders and is registered with competent administration for industry and commerce of Blue Hat Fujian until all of the liabilities and debts to Blue Hat WFOE have been fulfilled completely by Blue Hat Fujian. Blue Hat Fujian and the shareholders who collectively owned all of Blue Hat Fujian shall not terminate these agreements in any circumstance for any reason. However, Blue Hat WFOE has the right to terminate these agreements upon giving 30 days’ prior written notice to Blue Hat Fujian at any time.

Shareholders’ POAs

Pursuant to the shareholders’ POAs, the shareholders of Blue Hat Fujian give Blue Hat WFOE an irrevocable proxy to act on their behalf on all matters pertaining to Blue Hat Fujian and to exercise all of their rights as shareholders of Blue Hat Fujian, including the right to attend shareholders meetings, to exercise voting rights and all of the other rights, and to sign transfer documents and any other documents in relation to the fulfillment of the obligations under the call option agreements and the equity pledge agreement. The POAs shall remain in effect while the shareholders of Blue Hat Fujian hold the equity interests in Blue Hat Fujian.

Irrevocable Commitment Letters

Pursuant to the irrevocable commitment letters, the shareholders of Blue Hat Fujian commit that their spouses or inheritors have no right to claim any rights or interest in relation to the shares that they hold in Blue Hat Fujian and have no right to impose any impact on the daily managing duties of Blue Hat Fujian, and commit that if any event which refrains them from exercising shareholders’ rights as a registered shareholder, such as death, incapacity, divorce or any other event, could happen to them, the shareholders of Blue Hat Fujian will take corresponding measures to guarantee the rights of other registered shareholders and the performance of the Contractual Arrangements. The letters are irrevocable and shall not be withdrawn without the consent of Blue Hat WFOE.

Based on the foregoing contractual arrangements, which grant Blue Hat WFOE effective control of Blue Hat Fujian and enable Blue Hat WFOE to receive all of their expected residual returns, we account for Blue Hat Fujian as a VIE. Accordingly, we consolidate the accounts of Blue Hat Fujian for the periods presented herein, in accordance with Regulation S-X-3A-02 promulgated by the SEC and Accounting Standards Codification, or ASC, 810-10, Consolidation.

Corporate Information

Our principal executive office is located at 7th Floor, Building C, No. 1010 Anling Road, Huli District, Xiamen, China 361009. Our telephone number is 86-592-2280081. Our registered office in the Cayman Islands is located at the office of Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Ave., Suite 204, Newark, DE 19711. Our website is located at http://www.bluehatgroup.net. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The Securities We May Offer

We may use this prospectus to offer up to $50,000,000 of:

●	ordinary shares;

●	preferred shares;

●	warrants;

●	subscription rights;

●	debt securities; and

●	units, which may consist of any combination of the above securities.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

●	the information contained in or incorporated by reference into this prospectus;

●	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

●	the risks described in our Annual Report on Form 20-F for our fiscal year ended December 31, 2019, on file with Securities and Exchange Commission, which is incorporated by reference into this prospectus; and

●	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell from time to time up to $50,000,000 of any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, may contain forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this prospectus are forward-looking statements. These forward-looking statements can be identified by words or phrases such as ‘‘may,’’ ‘‘will,’’ ‘‘expect,’’ ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘is/are likely to’’ or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

●	Anticipated trends and challenges in our business and the markets in which we operate;

●	Our ability to anticipate market needs or develop new or enhanced services and products to meet those needs;

●	Our ability to compete in our industry and innovation by our competitors;

●	Our ability to protect our confidential information and intellectual property rights;

●	Risks associated with acquiring new business targets and other strategic plans;

●	Our need to obtain additional funding and our ability to obtain funding in the future on acceptable terms;

●	The impact on our business and results of operations arising from the global pandemic;

●	Our ability to create and maintain our positive brand awareness and brand loyalty;

●	Our ability to manage growth; and

●	Economic and business conditions in China.

The forward-looking statements included in or incorporated by reference into this prospectus and any applicable prospectus supplement are subject to known and unknown risks, uncertainties and assumptions about our businesses and business environments. These statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual results of our operations may differ materially from information contained in the forward-looking statements as a result of risk factors, some of which are described under “Risk Factors” in the documents incorporated by reference herein.

The forward-looking statements contained in or incorporated into this prospectus and any applicable prospectus supplement speak only as of the date of hereof or thereof or of such documents incorporated by reference or, if obtained from third-party studies or reports, the date of the corresponding study or report, and are expressly qualified in their entirety by the cautionary statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein. Since we operate in an emerging and evolving environment and new risk factors and uncertainties emerge from time to time, you should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by the securities laws of the United States, we undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by the Company will be used for general corporate purposes, which may include additions to working capital, capital expenditures, financing of acquisitions and other business combinations, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of our share capital and certain provisions of our Amended and Restated Memorandum and Articles of Association. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Memorandum and Articles of Association and applicable provisions of the laws of the Cayman Islands.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our articles of incorporation and our bylaws, which have been filed with and are publicly available from the SEC.

The authorized share capital of the Company is $100,000 divided into 100,000,000 ordinary shares of $0.001 par value each with power for the Company, subject to the provisions of the Companies Law (as revised) and the Articles of Association.

DESCRIPTION OF ORDINARY SHARES

 As of September 22, 2020, there were 35,722,984 ordinary shares issued and outstanding.

Our ordinary shares are currently traded on the NASDAQ Capital Market under the symbol “BHAT.”

Voting and Meetings

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as our shareholder at the applicable record date for that meeting and all calls or installments then payable by such shareholder to us in respect of our ordinary shares must have been paid. Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have one vote per share.

As a Cayman Islands exempted company, we are not obliged by the Companies Law to call annual general meetings; however, our Amended and Restated Memorandum and Articles of Association provide that in each year we will hold an annual general meeting of shareholders at a time determined by our board of directors. Also, we may, but are not required to (unless required by the Law), in each year hold any other extraordinary general meeting.

The Companies Law of the Cayman Islands provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association provide that upon the requisition of shareholders representing not less than two-thirds of the voting rights entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions to be put to a vote at such meeting and shall have no right to propose resolutions with respect to the election, appointment or removal of directors or with respect to the size of the board. Our Amended and Restated Memorandum and Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. Subject to regulatory requirements, our annual general meeting and any extraordinary general meetings must be called by not less than ten (10) clear days’ notice prior to the relevant shareholders meeting and convened by a notice discussed below. Alternatively, upon the prior consent of all holders entitled to attend and vote (with regards to an annual general meeting), and the holders of 95% in par value of the shares entitled to attend and vote (with regard to an extraordinary general meeting), that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.

We will give notice of each general meeting of shareholders by publication on our website and in any other manner that we may be required to follow in order to comply with Cayman Islands law, Nasdaq and SEC requirements. The holders of registered shares may be convened for a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means. We will observe the statutory minimum convening notice period for a general meeting of shareholders.

A quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than one-third of our issued voting shares entitled to vote upon the business to be transacted.

A resolution put to the vote of the meeting shall be decided on a poll. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain matters described below which require an affirmative vote of two-thirds). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Law and our Amended and Restated Memorandum and Articles of Association.

Our Amended and Restated Memorandum and Articles of Association provide that the affirmative vote of no less than two-thirds of votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting shall be required to approve any amendments to any provisions of our Amended and Restated Memorandum and Articles of Association that relate to or have an impact upon the procedures regarding the election, appointment, removal of directors and size of the board.

Dividends

Subject to the Companies Law, our shareholders may, by resolution passed by a simple majority of the voting rights entitled to vote at the general meeting, declare dividends (including interim dividends) to be paid to our shareholders but no dividend shall be declared in excess of the amount recommended by our board of directors. Dividends may be declared and paid out of funds lawfully available to us. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be paid in proportion to the number of ordinary shares a shareholder holds during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law.

In addition, our board of directors may resolve to capitalize any undivided profits not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the our share premium account or capital redemption reserve; appropriate the sum resolved to be capitalized to the shareholders who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of a nominal amount equal to such sum, and allot the shares or debentures credited as fully paid to those shareholders, or as they may direct, in those proportions, or partly in one way and partly in the other; resolve that any shares so allotted to any shareholder in respect of a holding by him/her of any partly-paid shares rank for dividend, so long as such shares remain partly paid, only to the extent that such partly paid shares rank for dividend; make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable in fractions; and authorize any person to enter on behalf of all our shareholders concerned in an agreement with us providing for the allotment of them respectively, credited as fully paid, of any shares or debentures to which they may be entitled upon such capitalization, any agreement made under such authority being binding on all such shareholders.

Transfers of Shares

Subject to any applicable restrictions set forth in our Amended and Restated Memorandum and Articles of Association, any of our shareholders may transfer all or a portion of their ordinary shares by an instrument of transfer in the usual or common form or in the form prescribed by Nasdaq or in any other form which our board of directors may approve. Our board of directors may, in its absolute discretion, refuse to register a transfer of any common share that is not a fully paid up share to a person of whom it does not approve, or any common share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any common share to more than four joint holders or a transfer of any share that is not a fully paid up share on which we have a lien. Our board of directors may also decline to register any transfer of any registered common share unless: a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as the board of directors may from time to time require is paid to us in respect thereof; the instrument of transfer is in respect of only one class of shares; the ordinary shares transferred are fully paid and free of any lien; the instrument of transfer is lodged at the registered office or such other place (i.e., our transfer agent) at which the register of shareholders is kept, accompanied by any relevant share certificate(s) and/or such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer; and if applicable, the instrument of transfer is duly and properly stamped.

If our board of directors refuses to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Liquidation

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them, respectively.

If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Law, divide among our shareholders in specie the whole or any part of our assets and may, for such purpose, value any assets and determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also, with the sanction of a special resolution, vest any part of these assets in trustees upon such trusts for the benefit of our shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Anti-Takeover Provisions

Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Inspection of Books and Records

Holders of ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our board of directors may determine from time to time whether our accounting records and books shall be open to the inspection of our shareholders not members of our board of directors. Notwithstanding the above, our Amended and Restated Memorandum and Articles of Association provide our shareholders with the right to receive annual audited financial statements. Such right to receive annual audited financial statements may be satisfied by filing such annual reports as we are required to file with the SEC.

Register of Shareholders

Under Cayman Islands law, we must keep a register of shareholders that includes: the names and addresses of the shareholders, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member; the date on which the name of any person was entered on the register as a member; and the date on which any person ceased to be a member.

DESCRIPTION OF PREFERRED SHARES

Our board of directors is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

As of the date of this prospectus, there are no outstanding shares of preferred shares of any series.

The material terms of any series of preferred shares that we offer, together with any material Cayman Islands or United States federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares or debt securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares or debt securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.”  Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the internal laws of the State of New York. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable Cayman Islands or United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture. For a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

Neither indenture limits the amount of debt securities which may be issued. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

●	the designation, aggregate principal amount and authorized denominations;

●	the issue price, expressed as a percentage of the aggregate principal amount;

●	the maturity date;

●	the interest rate per annum, if any;

●	if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

●	any optional or mandatory sinking fund provisions or exchangeability provisions;

●	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

●	the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

●	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

●	any events of default not set forth in this prospectus;

●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

●	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

●	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

●	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

●	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

●	any restrictive covenants or other material terms relating to the offered debt securities;

●	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

●	any terms with respect to subordination;

●	any listing on any securities exchange or quotation system; and

●	additional provisions, if any, related to defeasance and discharge of the offered debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below the stated principal amount. Cayman Islands or United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

●	the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

●	all capitalized lease obligations;

●	all hedging obligations;

●	all obligations representing the deferred purchase price of property; and

●	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

●	subordinated debt securities; and

●	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Under the terms of the indenture, we covenant, among other things:

●	that we will duly and punctually pay the principal of and interest, if any, on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;

●	that we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we have kept, observed, performed and fulfilled our obligations and each and every covenant contained under the applicable indenture;

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

●	the ability to make certain payments, dividends, redemptions or repurchases;

●	our ability to create dividend and other payment restrictions affecting our subsidiaries;

●	our ability to make investments;

●	mergers and consolidations by us or our subsidiaries;

●	sales of assets by us;

●	our ability to enter into transactions with affiliates;

●	our ability to incur liens; and

●	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class, other than any modification to:

●	cure ambiguities, defects or inconsistencies;

●	add to the covenants, restrictions or events of default;

●	provide for a successor obligor under the relevant indenture; and

●	make any other change that does not adversely affect the rights of holder.

No modification that:

●	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

●	extends the fixed maturity of any debt securities, or reduces the principal amount thereof, or reduces the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof ;

will be effective against any holder without his, her or its consent.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 90 days;

●	default in any payment of principal or premium at maturity;

●	default in the deposit of any sinking fund payment when due;

●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 90 days after we receive notice of the default;

●	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

●	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

●	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

●	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee or such other name as may be requested by an authorized representative of DTC.

DTC, the world’s largest securities depository, is a limited-purpose trust company under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transaction sin depositaries securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Company (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest of each actual purchaser of each Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

Issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $50,000,000. We have registered the securities covered by this prospectus for offer and sale by us so that those securities may be freely sold to the public by us. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	through broker-dealers (acting as agent or principal);

●	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries, the Selling Shareholders or their affiliates.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Each series of offered securities, other than the ordinary shares, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us, the Selling Shareholders and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will offer and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee, are estimated.

SEC registration fee		$6,490.00

FINRA fees	$	*

Transfer agent’s fees and expenses	$	*

Legal fees and expenses	$	*

Printing fees and expenses	$	*

Accounting fees and expenses	$	*

Miscellaneous fees and expenses	$	*

Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on May 11, 2020;

●	the description of our ordinary shares contained in the registration statement on Form 8-A, dated July 24, 2019, File No. 001-39001, and any other amendment or report filed for the purpose of updating such description;

●	our Reports on Form 6-K filed with the SEC on May 12, 2020, May 27, 2020, May 28, 2020, June 12, 2020, June 25, 2020, July 9, 2020, July 17, 2020, August 14, 2020 and September 1, 2020;

●	any Form 20-F filed with the SEC after the date of the initial filing of this registration statement and prior to effectiveness of the registration statement that contains this prospectus and prior to the termination of this offering of securities; and

●	any Report on Form 6-K submitted to the SEC after the date of the initial filing of this registration statement and prior to effectiveness of the registration statement that contains this prospectus and prior to the termination of this offering of securities, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written request directed to 7th Floor, Building C, No. 1010 Anling Road, Huli District, Xiamen, China 361009.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

INDEMNIFICATION

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Amended and Restated Memorandum and Articles of Association provides for indemnification of our officers and directors to all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts (including reasonable attorneys’ fees and expenses and amounts paid in settlement and costs of investigation (collectively “Losses”) incurred or sustained by him otherwise than by reason of his own dishonesty in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any Losses incurred by him in defending or investigating (whether successfully or otherwise) any civil, criminal, investigative and administrative proceedings concerning or in any way related to the Company or its affairs in any court whether in the Cayman Islands or elsewhere. Such Losses incurred in defending or investigating any such proceeding shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the indemnified person to repay such amounts if it is ultimately determined by a non-appealable order of a court of competent jurisdiction that such indemnified person is not entitled to indemnification hereunder with respect thereto. However, the Company will not indemnify its directors, officers, or persons controlling it for liabilities arising under the Securities Act, because it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

LEGAL MATTERS

The validity of the debt securities, warrants, subscription rights and units and legal matters as to United States and New York law will be passed upon for us by Pryor Cashman LLP. Campbells will pass upon certain legal matters in connection with the securities offered to the extent governed by the laws of the Cayman Islands law.

EXPERTS

The consolidated financial statements of Blue Hat Interactive Entertainment Technology as of December 31, 2019 and 2018 included in the Registration Statement have been incorporated by reference herein and in the registration statement in reliance upon the report of JLKZ CPA LLP, an independent registered public accounting firm, and on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be obtained from the SEC’s website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov. For further information pertaining to the securities offered by this prospectus and Blue Hat Interactive Entertainment Technology, reference is made to the registration statement.

We furnish reports and other information to the SEC. You may read and copy any document we furnish at the SEC’s public reference facilities and the website of the SEC referred to above. Our file number with the SEC is 001-39001.

$50,000,000

Ordinary Shares

Preferred Shares

Warrants

Subscription Rights

Debt Securities

Units

PROSPECTUS

            , 2020

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Amended and Restated Memorandum and Articles of Association provides for indemnification of our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts (including reasonable attorneys’ fees and expenses and amounts paid in settlement and costs of investigation (collectively “Losses”) incurred or sustained by him otherwise than by reason of his own dishonesty in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any Losses incurred by him in defending or investigating (whether successfully or otherwise) any civil, criminal, investigative and administrative proceedings concerning or in any way related to the Company or its affairs in any court whether in the Cayman Islands or elsewhere. Such Losses incurred in defending or investigating any such proceeding shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the indemnified person to repay such amounts if it is ultimately determined by a non-appealable order of a court of competent jurisdiction that such indemnified person is not entitled to indemnification hereunder with respect thereto. However, the Company will not indemnify its directors, officers, or persons controlling it for liabilities arising under the Securities Act, because it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9.  Exhibits

Exhibit No.	Description

1.1	Form of Equity Securities Underwriting Agreement *
1.2	Form of Debt Securities Underwriting Agreement *
3.1	Amended and Restated Memorandum and Articles of Association of the Company
3.2	Shareholders Resolution dated August 31, 2020 increasing the authorized share capital
4.1	Specimen certificate evidencing ordinary shares (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-1 filed with the SEC on March 4, 2019)
4.2	Certificate of Designation for Preferred Shares *
4.3	Specimen Warrant Certificate *
4.4	Form of Warrant Agreement *
4.5	Form of Subscription Rights Agreement *
4.6	Form of Subscription Rights Certificate *
4.7	Form of Senior Debt Securities Indenture
4.8	Form of Subordinated Debt Securities Indenture
4.9	Specimen Unit Certificate *
5.1	Opinion of Campbells
5.2	Opinion of Pryor Cashman LLP
23.1	Consent of Campbells (included in Exhibit 5.1)
23.2	Consent of Pryor Cashman LLP (included in Exhibit 5.2)
23.3	Consent of JLKZ CPA LLP
24.1	Power of Attorney (included in signature page of this registration statement)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture *
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture *

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.

Item 10.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however , that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Xiamen, China, on September 25, 2020.

Blue Hat Interactive Entertainment Technology

By:	/s/ Xiaodong Chen
Name: Xiaodong Chen
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

Each of the undersigned officers and directors of Blue Hat Interactive Entertainment Technology hereby severally constitutes and appoints Xiaodong Chen and Caifan He, and each of them singly, the true and lawful attorney with full power to them, and each of them singly, to sign for the undersigned and in his or her name in the capacities indicated below, any and all amendments, including post-effective amendments to this Registration Statement and any related registration statements under Rule 462 under the Securities Act of 1933, as amended, and generally to do all such things in the undersigned’s name and behalf in such capacities to enable Blue Hat Interactive Entertainment Technology to comply with the applicable provisions of the Securities Act of 1933, as amended, and all rules and regulation thereunder, and all requirements of the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms all that said attorneys or any of them shall lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xiaodong Chen	Chief Executive Officer and Director	September 25, 2020
Xiaodong Chen	(Principal Executive Officer)

/s/ Caifan He	Chief Financial Officer and Director	September 25, 2020
Caifan He	(Principal Financial and Accounting Officer)

/s/ Jianyong Cai	Chief Technology Officer and Director	September 25, 2020
Jianyong Cai

/s/ Qinyi Fu	Director	September 25, 2020
Qinyi Fu

/s/ Jun Ouyang	Director	September 25, 2020
Jun Ouyang

/s/ Huibin Shen	Director	September 25, 2020
Huibin Shen

/s/ Can Su	Director	September 25, 2020
Can Su

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Blue Hat Interactive Entertainment Technology, has signed this registration statement or amendment thereto in New York, New York on September 25, 2020.

Authorized U.S. Representative

Pryor Cashman LLP

By:	Elizabeth Fei Chen
Name:	Elizabeth Fei Chen
Title:	Partner